UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 10, 2012

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On September 10, 2012, American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced preliminary sales for the month ended August 31, 2012. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
August 2012 Preliminary Sales
The Company reported that for the month ended August 31, 2012, total preliminary net sales increased 21% to $56.4 million when compared to the month ended August 31, 2011. Between the same periods, comparable retail and online sales on a preliminary basis increased an estimated 26% and wholesale net sales increased an estimated 12%.
The following table delineates the components of the increases when compared to the corresponding month of the prior year:

	June	July	August*
Comparable Store Sales	21%	20%	27%
Comparable Online Sales	16%	26%	20%
Comparable Retail & Online	20%	21%	26%
Wholesale Net Sales	7%	7%	12%
*Preliminary, subject to adjustment

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated:	September 10, 2012	By:	/s/ John J. Luttrell
			Name:	John J. Luttrell
			Title:	Chief Financial Officer